Exhibit (e)(2)

MONETTA TRUST

AMENDMENT TO THE DISTRIBUTION AGREEMENT

THIS AMENDMENT dated as of the 1st day of  May, 2007, to the Distribution Agreement dated as of May 1, 2002, is entered by and among Monetta Trust, a Massachusetts business trust (the “Trust”), Monetta Financial Services, Inc.,  a Delaware corporation, (the “Adviser”) and Quasar Distributors, LLC, a Delaware limited liability company (the “Distributor”).

RECITALS

WHEREAS, the parties have entered into a Distribution Agreement dated as of May 1, 2002 (the “Agreement”); and

WHEREAS, the Trust, the Adviser and the Distributor desire to amend said Agreement to apply to a change in the fee schedule and to add a fund; and

WHEREAS, Section 9, paragraph B of the Agreement allows for its amendment by a written instrument executed by all parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit A and Exhibit B of the Agreement are hereby superseded and replaced with Exhibit A and B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

MONETTA TRUST

MONETTA FINANCIAL SERVICES, INC.

By: _/s/ Robert S. Bacarella___________

By: __Robert S. Bacarella______________

Printed Name: Robert S. Bacarella                Printed Name: Robert S. Bacarella

Title:

President

Title: President

QUASAR DISTRIBUTORS, LLC

By: __/s/ James R. Schoenike_________

Printed Name:_James R. Schoenike____

Title:

President

Exhibit A to the Distribution Agreement

Monetta Trust

Fund Names

Separate Series of Monetta Trust

Name of Series	Date Added
Monetta Balanced Fund	May 1, 2002
Monetta Government Money Market Fund	May 1, 2002
Monetta Intermediate Bond Fund	May 1, 2002
Monetta Mid-Cap Equity Fund	May 1, 2002
Monetta Young Investor Fund	December, 2006

Exhibit B to the Distribution Agreement – Monetta Trust

QUASAR DISTRIBUTORS, LLC REGULATORY DISTRIBUTION SERVICES FEE SCHEDULE at May 2007

Funds Covered under Fee Schedule

Monetta Fund, Monetta Trust Balanced Fund, Monetta Trust Intermediate Bond Fund, Monetta Trust Government Money Market Fund, Monetta Trust MidCap Equity Fund and Monetta Young Investor Fund

Regulatory Distribution Annual Services Per Fund*

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Fee at the annual rate of .01 of 1% (one basis point) of the Fund’s (effective for assets over $150 million, cumulative for Monetta Fund and Monetta Trust, all funds) average daily net assets, payable monthly in arrears

Minimum annual fee  - $30,000 for the 6 funds listed above

Advertising Compliance Review/NASD Filings

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$175 per job for the first 10 pages (minutes if tape or video); $20 per page (minute if tape or video) thereafter (includes NASD filing fee)

•

Non-NASD filed materials, e.g. Internal Use Only Materials

$75 per job for the first 10 pages (minutes if tape or video)

•

NASD Expedited Service for 3 Day Turnaround

$1,000 for the first 10 pages (minutes if audio or video); $25 per page (minute if audio or video) thereafter.  (Comments are faxed.  NASD may not accept expedited request.)

Licensing of Investment Advisor’s Staff (if required)

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$ 900 per year per registered representative

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Quasar is limited to these licenses for sponsorship:  Series, 6, 7, 24, 26, 27, 63, 66

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Plus any NASD and state fees for registered representatives, including license and renewal fees.

Fund Fact Sheets

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Design - $1,000 per fact sheet, includes first production

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Production - $500.00 per fact sheet per production period

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All printing costs are out-of-pocket expenses, and in addition to the design fee and production fee.

Plus Out-Of-Pocket Expenses – Including but not limited to typesetting, printing and distribution of prospectuses and shareholder reports, production, printing, distribution and placement of advertising and sales literature and materials, engagement of designers, free-lance writers and public relations firms, long-distance telephone lines, services and charges, postage, overnight delivery charges, NASD registration fees, record retention, travel, lodging and meals and all other out-of-pocket expenses.

Fees are billed monthly.

*Subject to annual CPI increase, Milwaukee MSA.

Exhibit B (continued) to the Distribution Agreement – Monetta Trust

CHIEF COMPLIANCE OFFICER SUPPORT SERVICES FEE SCHEDULE

Chief Compliance Officer Support Services

U.S, Bancorp provides support to the Chief Compliance Officer (CCO) of each fund serviced either by U.S. Bancorp Fund Services, LLC or Quasar Distributors, LLC.  Indicated below are samples of functions performed by USBFS in this CCO support role:

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Business Line Functions Supported

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Fund Administration and Compliance

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Transfer Agent and Shareholder Services

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Fund Accounting

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Custody Services

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Securities Lending Services

•

Distribution Services

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Daily Resource to Fund CCO, Fund Board, Advisor

•

Provide USBFS/USB Critical Procedures & Compliance Controls

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Daily and Periodic Reporting

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Periodic CCO Conference Calls

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Dissemination of Industry/Regulatory Information

•

Client & Business Line CCO Education & Training

•

Due Diligence Review of USBFS Service Facilities

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Quarterly USBFS Certification

•

Board Meeting Presentation and Board Support

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Testing, Documentation, Reporting

Annual Fee Schedule*

•

$1,200 per service per year

Fees are billed monthly.

*Subject to annual CPI increase, Milwaukee MSA.

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